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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ------------------------

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 5, 2002

                               BCom3 Group, Inc.
                           (Exact Name of Registrant
                          as Specified in Its Charter)

                                    Delaware
                        (State or Other Jurisdiction of
                                 Incorporation)

            0-32649                                        364345638
    (Commission File Number)                   (IRS Employer Identification No.)

      35 West Wacker Drive                                   60601
          Chicago, IL
(Address of Principal Executive                            (Zip Code)
            Offices)

                                 (312) 220-1000
              (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)

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


     Item 9.  Regulation FD Disclosure.  (Effective October 23, 2000.)

     On March 5, 2002, the Company issued the press release attached hereto as exhibit 99.1, the text of which is incorporated herein by reference and furnished solely pursuant to this Item 9.

     Exhibits

     (a) Exhibit 99.1      Press Release, dated March 5, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BCom3 Group, Inc.


Date: March 5, 2002                     By  /s/ Eileen Kamerick
                                           -------------------------------------
                                            Name:  Eileen Kamerick
                                            Title: Executive Vice President
                                                   & Chief Financial Officer

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE          CONTACT: Eileen Kamerick, CFO
                                                    212-474-5210



Bcom3 Group Reports 2001 Financials

CHICAGO, March 5 -- Bcom3 Group, Inc. today reported net income of $26.1 million for the year ended December 31, 2001 compared to a net loss of $65.6 million for the year ended December 31, 2000. Net income for 2001 included $20.3 million of pre-tax restructuring and other special charges. The net loss in 2000 included a nonrecurring pre-tax compensation charge of $71.9 million relating to the business combination of Leo Burnett Worldwide and The MacManus Group to form Bcom3 Group, Inc.

Worldwide revenue increased 4.6 percent to $1,917.3 million for the year ended December 31, 2001 from $1,833.7 million for the year ended December 31, 2000. Domestic revenue for the year ended December 31, 2001 increased 6.5 percent to $1,017.3 million compared to $954.8 million for the year ended December 31, 2000. International revenue for the year ended December 31, 2001 increased 2.4 percent to $900.0 million compared to $878.9 million for the year ended December 31, 2000.

Net income increased to $14.4 million for the fourth quarter of 2001 compared to a net loss of $2.7 million for the fourth quarter of 2000. Net income for the fourth quarter of 2001 included $14.4 million of pre-tax restructuring and other special charges.

Worldwide revenue decreased 2.8 percent to $533.6 million for the fourth quarter of 2001 from $548.7 million for the fourth quarter of 2000. Domestic revenue for the fourth quarter of 2001 increased 0.6 percent to $269.8 million compared to $268.1 million in the fourth quarter of 2000. International revenue for the fourth quarter of 2001 decreased 6.0 percent to $263.8 million compared to $280.6 million for the fourth quarter of 2000.

 "Despite a difficult economic environment in most of our major markets, our focus on improving operating margins resulted in a strong profit performance in 2001," noted Roger A. Haupt, Chief Executive Officer of Bcom3. "Our long-term client relationships have served us well during 2001. In addition, new business in our media operations provided substantial growth, which offset softening in traditional advertising segments around the world."

Bcom3 Group, Inc. is a leading advertising and marketing communications company with a global reach spanning 90 countries around the world. Through its international advertising networks and specialty services units, the Bcom3 family brings the brand-building heritage of two premier agency networks to a world-class client roster.

The company's leading global advertising networks, Leo Burnett and D'Arcy Masius Benton & Bowles, combine creative excellence with a superior commitment to client service. Powerhouse media services unit, Starcom MediaVest Group, is one of the world's leading media agencies. Specialty services in healthcare advertising and consulting are provided by Medicus Group International, while Manning Selvage & Lee specializes in public relations.

This press release contains certain forward-looking statements. Actual results may differ materially from those projected or implied in such forward-looking statements. Such forward-looking information involves risks and uncertainties that could significantly affect expected results. These risks and uncertainties are discussed in the Company's SEC filings, including, but not limited to, the Company's Registration Statement on Form 10 and its quarterly reports on Form 10-Q.


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